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                                FIRST AMENDMENT

                                       TO

                              CONSULTING AGREEMENT




It has been agreed between the parties that Paragraph 5, Compensation - Consulting Term, Sub-paragraph (a) Fee, to a Consulting Agreement of October 9, 1992, between Louis B. Horwitz and Datum Inc. shall be modified to read as follows:

    As compensation for Horwitz's services as a consultant, Datum shall pay Horwitz a fee in the sum of $8,333.33 per day plus travel expenses, if any, for each day Horwitz is called upon to render such services. During the Consulting Term, Horwitz shall be guaranteed a minimum of twelve (12) days of consulting services. In the event he is called upon for a lesser number of days, he shall, nonetheless, be compensated for the minimum number of days set forth. Payment shall be on or before the first day of each month.


                                             DATUM, INC.
                                             A Delaware Corporation


/s/ LOUIS B. HORWITZ                         /s/ DAVID A. YOUNG
- -----------------------------                ---------------------------------
Louis B. Horwitz                             David A. Young
                                             Vice President, Finance and
                                             Administration


                                             /s/ DAN L. MCGURK
                                             ---------------------------------
                                             Dan L. McGurk, Chairman
                                             Compensation Committee
                                             Board of Directors